Independent auditors' consent

The board and shareholders
AXP Tax-Free Money Fund, Inc.:


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



/s/KPMG LLp
KPMG LLP
Minneapolis, Minnesota
February 24, 2000